LADY LUCK GAMING CORPORATION
                             206 North Third Street
                            Las Vegas, Nevada 89101

                                                                January 25, 2000

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of Lady Luck Gaming Corporation on February 8, 2000. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed merger with Isle of Capri Casinos, Inc.

Since approval of the merger requires the affirmative vote of 75% of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,


/s/ A. Tompkins

Andrew H. Tompkins
Chairman of the Board and Chief Executive Officer

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      If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                         TOLL-FREE, at 1-888-750-5834.

                                IMPORTANT NOTE:
              If you hold your shares through a bank or a broker,
           you may be able to vote by telephone, or via the Internet.
             Please call Innisfree at 888-750-5834 for assistance.

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